Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4/A and the related Proxy Statement / Prospectus of OmniLit Acquisition Corp. of our report dated May 10, 2023, except for the restatement described in Note 8, as to which the date is July 12, 2023, relating to the financial statements of Syntec Optics, Inc. for the years ended December 31, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick CPAs P.C.

Rochester, New York

July 12, 2023